EXHIBIT 10.2

SECURED PROMISSORY NOTE

$1,750,000.00	July 29, 2016

FOR VALUE RECEIVED, the Borrower (defined below) promises to pay to the order of White Winston Select Asset Funds, LLC, a Delaware limited liability company (the "Lender"), and its successors and assigns, the principal sum of One Million Seven Hundred Fifty Thousand and 00/100 Dollars ($1,750,000.00) or, if less, the aggregate unpaid principal amount advanced by the Lender from time to time hereunder and any then unpaid interest on the principal balance hereof from time to time outstanding, from the date hereof through and including the date on which such principal amount is paid in full. All payments of principal and interest on this Secured Promissory Note (this "Note") shall be payable in lawful currency of the United States at the address of the Lender.

As used herein, the "Borrower" means Multimedia Platforms, Inc., a Nevada corporation ("MPI"), Columbia Funmap, Inc., a New Jersey corporation and a wholly-owned subsidiary of MPI ("Columbia"), and New Frontiers Media Holdings, LLC, a Delaware limited liability company and a wholly-owned subsidiary of MPI ("NFM"). MPI, Columbia and NFM shall be jointly and severally liable for all obligations of the Borrower set forth herein. All references herein to the Borrower refer to MPI, Columbia and NFM, unless otherwise explicitly provided or required by the context.

1. Loan Agreement. This Note is delivered pursuant to that certain Master Credit Facility Agreement, dated July 29, 2016, by and among the Lender and the Borrower (the "Loan Agreement"). All capitalized terms used herein and not defined shall have the meaning given them in the Loan Agreement.

2. Term. The term of this Note (the "Term") shall commence on the date hereof (the "Commencement Date") and continue until the date which is twelve (12) months after the date hereof, subject to acceleration of maturity in certain circumstances, as set forth in this Note (as adjusted pursuant hereto, the "Maturity Date").

3. Draws.

(a) Subject to the terms herein and in the Loan Agreement, until the earlier of the Maturity Date or any Event of Default under any of the Loan Documents, the Borrower may borrow, repay (without penalty except as hereinafter provided), and re-borrow available principal as needed for general working capital purposes of the Borrower or other purposes approved in writing by the Lender, provided that the aggregate principal amount outstanding at any time shall not exceed the Maximum Principal (defined below).

(b) Subject to the terms herein and in the Loan Agreement, the Borrower may request disbursements to the Borrower (each, a "Draw") in the manner provided in the Loan Agreement up to an aggregate of One Million Seven Hundred Fifty Thousand and 00/100 Dollars ($1,750,000.00) (the "Maximum Principal"). The total amount of Draws is referred to herein as the "Total Principal." The Lender is authorized to update the Schedule of Draws and Payments set forth on Schedule A to inscribe the actual date and amount of each Draw, and each such inscription shall constitute prima facie evidence of the accuracy of the information inscribed. The failure to make any such inscription shall not affect the obligations of the Borrower in respect of such Draw.

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(c) At the Closing, the Borrower may request an initial Draw in the amount of not less than One Million and 00/100 Dollars ($1,000,000.00). Any additional Draws under the Note shall be made not more than three (3) times per month, and shall be subject to the determination of the Lender that the Borrower is not in default under any of the terms of this Note or any of the other Loan Documents. Requests for Draws shall be made in minimum amounts of Fifty Thousand and 00/100 Dollars ($50,000.00). All Draws shall be subject to the approval of the Lender, which consent may be withheld in its sole and absolute discretion. The Lender will use commercially reasonable efforts to approve (and fund) or deny the request for an advance within ten (10) days of receipt of a written notice of a requested Draw.

4. Interest.

(a) Interest shall accrue on all amounts advanced and outstanding under the Note at an annual rate of ten percent (10.0%) (the "Base Rate"). Interest on the average daily balance due under the Loan during the prior month shall be due and payable in advance on the first (1st) day of each calendar month. Interest for the month in which this Note is issued shall be pro rated based on the number of days remaining in the month and paid at the Closing. Interest shall be calculated on the basis of a 360-day year consisting of twelve (12) months of thirty (30) days.

(b) Upon occurrence of an Event of Default the interest rate hereunder shall be increased by seven hundred (700) basis points, which increase shall take effect without the need for the Lender to notify the Borrower. The Borrower shall be responsible for curing any such default before all applicable grace periods expire, and for providing unambiguous written proof to the Lender that such default is cured, or such default shall conclusively be deemed not cured.

(c) Interest payments shall be non-refundable even if the Borrower elects to pre-pay the Total Principal, in whole or in part. Any interest not paid when due shall be added to the principal outstanding on this Note. All accrued and unpaid interest shall be payable in arrears on the Maturity Date.

(d) Notwithstanding anything herein to the contrary, the total interest charged on the principal amount owing hereunder from time to time shall not exceed the maximum amount allowed by law, and the Borrower shall not be bound or obligated to pay any interest hereunder in excess of such amount. If and to the extent the interest on this Note or any other payment required hereunder would exceed the maximum interest allowed by law, then to such extent, the excess interest payment(s) shall be deemed a partial prepayment of principal.

5. Non-Utilization Fee. Commencing on the first anniversary of the date of the Note, the Debtor shall pay to the Lender from and after the date hereof a non-utilization fee accruing at the rate of one percent (1.0%) per annum on the average daily unborrowed portion of the Note. All non-utilization fees shall be payable quarterly in arrears on the last day of March, June, September and December (with the first such payment being calculated for the period from the first anniversary of the date of the Note and ending on September 30, 2017), and, in addition, on the date on which Lender's commitment under the Note is terminated in whole. Such non-utilization fee shall be calculated on the basis of a 360-day year consisting of twelve (12) months of thirty (30) days.

6. Payments; Prepayment.

(a) Subject to acceleration upon occurrence of an Event of Default, as described herein, no principal payments are due prior to the Maturity Date. The entire unpaid principal outstanding, together with any interest thereon remaining unpaid and any other sums due the Lender (the "Loan Balance"), shall be due and payable in full on the Maturity Date (including upon acceleration of maturity following an Event of Default, as defined below). Subject to Section 6(c) below, Borrower may prepay this Note, in whole or in part, at any time without premium or penalty.

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(b) Payments will be applied in the following order: (i) late fees and payments due under this Note, other than principal and interest; (ii) amounts payable under the terms of the Loan Documents with respect to all costs, fees and expenses paid or incurred by the Lender in connection with the servicing or collection of this Note or other amounts due the Lender; (iii) interest due under this Note; and (iv) principal due under this Note.

(c) The Borrower will provide to the Lender at least fifteen (15) days' written notice prior to paying the Loan Balance, in whole or in part, before the Maturity Date.

7. Late Fees. If any payment owed hereunder, including any payments due on the Maturity Date (including upon acceleration of maturity following an Event of Default, as defined below), shall not have been paid within five (5) days of the due date thereof, the Borrower shall pay to the Lender a late charge of six percent (6%) of such payment, including, but not limited to, any amounts due on the Maturity Date or upon acceleration of the this note upon the occurrence of an Event of Default (as defined below).

8. Fees, Costs and Expenses. The Borrower shall pay all costs for collection of this Note, including reasonable attorneys' fees: (a) if this Note shall be referred after an Event of Default to an attorney-at-law for collection or other appropriate action; (b) if an action of foreclosure shall be instituted after an Event of Default on this Note; or (c) in connection with any enforcement or defense of this Note or any other Loan Document or any other document executed in connection with the Loan in any action or proceeding brought by any person or entity, including the Lender or the Borrower.

9. Default; Remedies. Each of the following events shall constitute an "Event of Default" hereunder: (a) the Borrower defaults in making any payment when the same shall become due under this Note or any of the other Loan Documents, and such default shall continue for five (5) days after the due date therefore; (b) the Borrower fails to comply with any term, covenant or agreement of this Note or any of the other Loan Documents (other than a payment default covered by subsection (a) above), and such failure shall continue for twenty (20) days from the earlier of: (i) notice from the Lender or (ii) the date on which the Borrower first becomes aware of the noncompliance; (c) the commencement of proceedings under any bankruptcy or insolvency law by or against the Borrower or any other person primarily or secondarily liable under this Note, or in respect thereof, including any person or entity who has pledged or granted to the Lender a security interest or other lien in property on behalf of the Borrower, or an inability to pay its obligations when due; (d) the commencement of any levy or sale upon or execution or other proceedings of any nature, including a foreclosure of a subordinate lien on the assets of the Borrower, whereby the owner shall or may be deprived of title or right of possession to either property or any part thereof; (e) the Borrower makes a general assignment for the benefit of creditors; (f) a lien for the performance of work or the supply of materials is filed against the property of the Borrower and un- satisfied or unbonded for a period of thirty (30) days after the date of filing thereof; (g) the occurrence of any material adverse change in the business, operations, properties or condition (financial or otherwise) of the Borrower, or any Collateral, which, in the opinion of the Lender, acting in good faith, impairs its security or impairs the Borrower's ability to meet its payment obligations under the Note or any other Loan Document; (h) the Borrower's dissolution or termination of existence; (i) any loss, theft, or damage to the Collateral which is not fully covered by insurance and which, in the opinion of the Lender acting in good faith, impairs its security or increases its risk; and (j) the occurrence and continuation of an "Event of Default" under the Loan Agreement. Upon an Event of Default, the Lender may, so long as such condition exists, declare the entire Loan Balance immediately due and payable, in addition to any other rights and remedies the Lender may have at law or equity, by providing written notice to the Borrower.

10. Security Interest. Payment and performance of this Note and all other obligations of the Borrower to the Lender shall be secured as set forth in the Loan Agreement. Without limiting the foregoing, the obligations of the Borrower to the Lender under this Note are secured by, among other things, a security interest in all of the assets of the Borrower pursuant to that certain Security Agreement dated as of the date hereof, as the same may be amended from time to time.

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11. Enforcement. Each party who is, or may become, liable on this Note in any capacity, hereby waives presentment, demand, notice of dishonor and protest, notice of extensions, modifications or alterations of the date or terms of payment hereof except as provided above, and all surety defenses in the nature thereof, and further consents to all extensions or modifications of the due date and terms of payment of this Note. No delay or omission on the part of the Lender shall operate as a waiver of such right or of any other right of such party, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or a waiver of the same or any other right on any future occasion.

12. Remedies. The Lender of this Note has the right, upon occurrence of any Event of Default, to apply to any court of competent jurisdiction for a receiver of any rents, profits and/or other income relating to the security.

13. Manner of Payment. In the event any payment made by check is not honored by the applicable Borrower's bank for any reason whatsoever, other than the fault of the Lender, said returned check shall incur a service charge of Fifty and No/100ths Dollars ($50.00) to cover the processing of said payment, in addition to late charges which may be due, and the replacement thereof shall be in certified or bank funds. In the event that a payment due on account of this indebtedness is returned to the Lender for insufficient funds or any other such reason(s) on more than two (2) occasions, then the Borrower shall be required to make all future monthly payments by bank or certified funds. Failure to follow this procedure shall constitute an Event of Default.

14. Notices. Any notice to Borrower or the Lender hereunder shall be effective when delivered in accordance with the notice provisions set forth in the Loan Agreement.

15. Assignment. The Lender shall have the absolute right to sell and/or assign this Note and the security, in whole or in part, and/or to enter into one or more participation agreements concerning this Note and the security. If the Lender gives written notice of any such sale(s), assignment(s) and/or participation(s) to the Borrower, the Borrower shall make payments to such subsequent holder(s) or participant(s), as the case may be, if the Borrower is provided with payment information by the Lender.

16. Construction; Governing Law. Wherever the context shall so require, the singular and plural shall mean each other and the masculine, feminine and neutral genders shall mean each other. This Note shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, without giving effect to such jurisdiction's principles of conflict of laws. Each party irrevocably agrees that any legal action, suit or proceeding brought by it in any way arising out of this Note must be brought solely and exclusively in the United States District Court for the District of Massachusetts or in the state courts of The Commonwealth of Massachusetts, and irrevocably accepts and submits to the sole and exclusive jurisdiction and venue of each of the aforesaid courts in personam, generally and unconditionally with respect to any action, suit or proceeding brought by it or against it by any other party.

THE BORROWER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND HEREBY VOLUNTARILY AND KNOWINGLY WAIVES ITS RIGHT TO NOTICE AND HEARING, OR AS OTHERWISE ALLOWED BY LAW UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE LENDER MAY DESIRE TO USE. FURTHER, THE BORROWER HEREBY WAIVES, TO THE EXTENT PERMITTED BY LAW, THE BENEFITS OF ALL VALUATION, APPRAISEMENT, STAY, REDEMPTION AND MORATORIUM

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LAWS, NOW IN FORCE OR WHICH MAY HEREAFTER BECOME LAW. THE BORROWER HEREBY WAIVES, TO THE EXTENT PERMITTED BY LAW, THE BENEFITS OF TRIAL BY JURY, NOW IN FORCE OR WHICH MAY HEREAFTER BECOME LAW. THE LENDER RESERVES ALL RIGHTS TO PREJUDGMENT REMEDIES TO WHICH IT MAY BE ENTITLED.

PRIOR TO SIGNING THIS NOTE, THE BORROWER HAS READ AND UNDERSTOOD ALL PROVISIONS OF THIS NOTE. THE BORROWER AGREES TO THE TERMS OF THIS NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS NOTE.

NOTICE TO CO-SIGNER, CO-BORROWER, OR ENDORSER: YOUR SIGNATURE ON THIS NOTE MEANS THAT YOU ARE EQUALLY LIABLE FOR REPAYMENT OF THIS LOAN. IF THE BORROWER DOES NOT PAY, THE LENDER HAS A LEGAL RIGHT TO COLLECT FROM YOU.

IN WITNESS WHEREOF, the Borrower has executed this Secured Promissory Note as of the date first set forth above.

MULTIMEDIA PLATFORMS, INC.

By:	Witness:
Name:	Name:
Title:

COLUMBIA FUNMAP, INC.

By:	Witness:
Name:	Name:
Title:

NEW FRONTIERS MEDIA HOLDINGS, LLC

By:	Witness:
Name:	Name:
Title:

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